EXHIBIT 99.5
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                            A Novation Confirmation

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                             Novation Confirmation

Date:    30 March 2006

To: The Bank of New York as Corridor Contract Administrator under the Corridor Contract Administration Agreement between Credit Suisse Securities (USA) LLC, The Bank of New York as trustee for Alternative Loan Trust 2006-7CB and The Bank of New York as Corridor Contract
Administrator, dated 30 March 2006

To:      Credit Suisse Management LLC

From:    Credit Suisse International "CSIN"

Re:      Novation Transaction

External ID: 53109611NOV

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Dear Sir/Madam:

     The purpose of this letter is to confirm the terms and conditions of the Novation Transaction entered into between the parties and effective from the Novation Date specified below. This Novation Confirmation constitutes a "Confirmation" as referred to in the New Agreement specified below.

     1. The definitions and provisions contained in the 2004 ISDA Novation Definitions (the "Definitions") and the terms and provisions of the 2000 ISDA definitions (the "Product Definitions"), each as published by the International Swaps and Derivatives Association, Inc. and amended from time to time, are incorporated in this Novation Confirmation. In the event of any inconsistency between (i) the Definitions, (ii) the Product Definitions and/or
(iii) the Novation Agreement and this Novation Confirmation, this Novation Confirmation will govern. In the event of any inconsistency between the Novation Confirmation and the New Confirmation, the New Confirmation will govern for the purpose of the New Transaction.

     2. The terms of the Novation Transaction to which this Novation Confirmation relates are as follows:

     Novation Date:       30 March 2006

     Novated Amount:      USD 30,000,000.

     Transferor:          Credit Suisse Management LLC

     Transferee:          The Bank of New York as Corridor Contract
                          Administrator under the Corridor Contract
                          Administration Agreement between Credit Suisse
                          Securities (USA) LLC, The Bank
                          of New York as trustee for Alternative Loan

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                          Trust 2006-7CB  and The Bank of New York as Corridor
                          Contract Administrator, dated 30 March 2006

     Remaining Party:     Credit Suisse International

     New Agreement        1992 ISDA Master Agreement dated as of 30 March 2006
     (between Transferee
     and Remaining
     Party):

     3. The terms of the Old Transaction to which this Novation Confirmation relates, for identification purposes, are as follows:

     Trade Date of Old Transaction:             3 March 2006
     Effective Date of Old Transaction:         30 March 2006
     Termination Date of Old Transaction:       25 January 2015

     4. The terms of the New Transaction to which this Novation Confirmation relates shall be as specified in the New Confirmation attached hereto as Exhibit A.

     Full First Calculation Period:             Applicable

     5. Miscellaneous Provisions:

     Non-Reliance:                              Applicable

     6. It is expressly understood and agreed by the parties hereto that: (a) The Bank of New York ("BNY") is entering into this Novation Confirmation solely in its capacity as Corridor Contract Administrator under the Corridor Contract Administration Agreement, and (b) in no case shall BNY (or any person acting as successor Corridor Contract Administrator under the Corridor Contract Administration Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of the Transferee under the terms of the Novation Confirmation, all such liability, if any, being expressly waived by the Transferor and the Remaining Party and any person claiming by, through or under either the Transferor and the Remaining Party.

     7. Notwithstanding anything to the contrary contained herein, following this Novation Transaction, from and including the Novation Date, the Transferor shall remain liable for payment of the Fixed Amount of USD176,000 to the Remaining Party. The Transferee shall not be liable for payment of the Fixed Amount of USD176,000.

     8. For the purpose of facilitating this Transaction, an Affiliate of CSIN, which is organized in the United States of America (the "Agent"), has acted as agent for CSIN. The Agent is not a principal with respect to this Transaction and shall have no responsibility or liability to the parties as a principal with respect to this Transaction.

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Credit Suisse International is authorized and regulated by the Financial
Services Authority and has entered into this transaction as principal. The time at which the above transaction was executed will be notified to the parties on request.

     The parties confirm their acceptance to be bound by this Novation Confirmation as of the Novation Date by executing a copy of this Novation Confirmation and returning it to us. The Transferor, by its execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to the Old Transaction. The Transferee, by its execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to the New Transaction.

Credit Suisse International

By:  /s/ Steven J. Reis
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Name:  Steven J. Reis
Title: Authorized Signatory

Credit Suisse Management LLC

By:  /s/ Thomas Decker
     -------------------------------
Name:  Thomas Decker
Title: Vice President Operations

The Bank of New York as Corridor Contract Administrator under the Corridor Contract Administration Agreement between Credit Suisse Securities (USA) LLC, The Bank of New York as trustee for Alternative Loan Trust 2006-7CB and The Bank of New York as Corridor Contract Administrator, dated 30 March 2006

By:  /s/ Maria Tokarz
     -------------------------------
Name:  Maria Tokarz
Title: Assistant Treasurer

Our Reference No: External ID: 53109611NOV / Risk ID: 447416076 & 447416080

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                                   EXHIBIT A
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This New Confirmation amends, restates and supersedes in its entirety all
Confirmation(s) dated prior to the date hereof in respect of this New
Transaction.